Exhibit 23.2

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-156367) of Ameris Bancorp of our reports dated March 5, 2008, relating to the consolidated financial statements as of December 31, 2007 and for the two years then ended, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ Mauldin & Jenkins, LLC

Albany, Georgia

March 13, 2009